Exhibit 10.2
CONFIDENTIAL TREATMENT REQUESTED under 17 C.F.R. § 200.80(b)(4) and 240.24b-2
Execution Copy

PROJECT AGREEMENT
(DETAILING AND SALES OPERATION SERVICES)

This Project Agreement (this “Agreement”) is made as of May 12, 2014 (the “Effective Date”) by and between Ventiv Commercial Services, LLC with an office located at 500 Atrium Drive, Somerset, NJ 08873 (“inVentiv”) and Omeros Corporation, with an office located at 201 Elliott Avenue West, Seattle, WA 98119 (“Client”). Client and inVentiv may each be referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

A.    Client and inVentiv have entered into a Master Service Agreement dated as of May 12, 2014 (the “MSA”).

B.    Client and inVentiv desire to enter into this Project Agreement (the “PA” or “Project Agreement”) pursuant to which inVentiv shall provide a field force of inVentiv sales representatives to provide detailing services and shall provide sales operation services as set forth more fully in Exhibits A and B attached hereto.

1.      Interpretation and Construction

The Parties confirm that the MSA shall govern the relationship between the Parties, and this Project Agreement shall be subject to the terms of the MSA. Unless otherwise expressly set forth herein, in the event of a conflict or inconsistency between the terms and conditions set forth in the MSA and the terms and conditions set forth in this PA, the terms and conditions set forth in the MSA shall take precedence, govern and control. Unless otherwise expressly provided herein (including in any exhibits), capitalized terms used in this Project Agreement have the meanings set forth in the Master Service Agreement.

2.    The Services

A description of the detailing services (the “Detailing Services”) is set forth on Exhibit A attached hereto and made a part hereof. A description of sales operations, implementation and on-going services is set forth on Exhibit B attached hereto and made a part hereof (the “Sales Operations Services” and, collectively with the Detailing Services, the “Services”).
3.    The Term

This Project Agreement shall be in effect as of the Effective Date and shall remain in effect until the second (2nd) anniversary of the Deployment Date (as defined in Exhibit A) (the time from the Effective Date through such second anniversary, the “Initial Term”), unless extended as provided herein. The period from the Deployment Date until the day prior to the one (1) year anniversary of the Deployment Date shall be referred to herein as “Year One” and the period from the one (1) year anniversary of the Deployment Date through the day prior to the

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two (2) year anniversary of the Deployment Date shall be referred to herein as “Year Two”. The term of this Project Agreement may be extended for additional periods of one (1) year (each an “Additional Term”) upon the mutual written agreement of the Parties not less than ninety (90) days before the end of the Initial Term or any Additional Term (the Initial Term plus any Additional Term(s) collectively, the “Term”).

4.    Termination

(a)    Subject to Section 4(b) below, either Party may terminate this Project Agreement in accordance with Section 12 of the MSA.

(b)    Notwithstanding Section 12(a)(v) of the MSA, Client may terminate this Project Agreement in its sole discretion only by providing the other Party with at least ninety (90) days’ prior written notice; provided, however, that the actual termination date may not occur prior to the eighteen (18) month anniversary of the Deployment Date.

(c)    Client may terminate this Project Agreement upon thirty (30) days’ prior written notice if any of the following events take place: (i) the Product is withdrawn from the market for any reason, or any competent regulatory agency acts to prevent or materially restrict the sale of the Product, such as by governmental seizure or restraining order; (ii) the Product is not approved by the FDA by the Product’s PDUFA date of May 30, 2014; or (iii) the Product is determined to be [†], such [†] or the [†]; provided, however, that if Client terminates this Project Agreement in accordance with this Section 4(b), then Client shall pay inVentiv for the actual cost of all reasonable non-cancellable expenses incurred by inVentiv up to the termination date.

(d)    Client may terminate this Project Agreement upon thirty (30) days’ prior written notice if inVentiv fails to reach the milestones and/or deliver the deliverables specified in the Project Plan by the scheduled Deployment Date and such failure is not cured within the notice period, provided, however, that any such failure shall be excused for the duration and to the extent that such failure was caused by Client’s delay in performing its obligations under this Project Agreement.

(e)    Client may terminate this Project Agreement upon thirty (30) days’ prior written notice if the inVentiv Sales Representatives fail to achieve the performance standards to be mutually agreed by the Parties within six (6) months following the Deployment Date (such standards, as may be amended from time to time by written agreement of the Parties, “Detailing Services Performance Standards”) and such failure is not cured within the notice -period.

(f)    In the case of termination of this Project Agreement by Client (except for termination by Client pursuant to Section 12(a) (ii),(iii) or (iv) of the MSA), or at the end of the Term (or any Additional Term) or in the event Client conducts a Selective Conversion or Block Conversion (as set forth in Section 5 below), Client shall (in addition to all other payment obligations under this Agreement accrued by the effective date of such termination or Conversion) (A) promptly pay (or if paid by inVentiv, promptly reimburse) inVentiv for the amount due any lessor or rental agent of the equipment (e.g. laptop computers, iPads, fleet

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automobiles) (collectively, the “Equipment”)) leased or owned by inVentiv and provided to the relevant members of the Project Team (i.e., in the event of termination, all members of the Project Team or in the event of a Conversion, the inVentiv Sales Representative(s) so Converted), for any early termination of the lease or rental agreement for the applicable Equipment, (B) in the event such Equipment is owned by inVentiv, transfer such Equipment to Client and pay an amount equal to the net book value (if any) of such Equipment on the books of inVentiv at the time of the transfer event, or in the event such Equipment is subject to a lease or finance lease, such Equipment may be transferred to Client (subject to the last sentence of this Section 4 (f)) and Client shall assume the responsibility for all further payments due (including costs associated with the transfer), or (C) pay inVentiv the net loss to inVentiv (or, in the case of a net gain to inVentiv, inVentiv shall pay Client the net gain) on such Equipment determined by the difference between the net book value of such Equipment and the actual net price received by inVentiv for the disposal of such Equipment, plus any amounts due by inVentiv in connection with the lease or rental termination and costs associated with the storage and disposal of such Equipment. For clarity, with regards to leased fleet automobiles, all realized and unrealized gains or losses will be combined to determine such net gain or loss. Any proposed transfer of Equipment to Client shall be subject to Client establishing its own relationship and credit with the entity that inVentiv contracted with to lease or rent such Equipment.

5.    Conversion (Selective Hiring and Block Conversion)

(a)    Notwithstanding Section 7 of the MSA, during the Term and after the Deployment Date, Client may solicit, employ or retain one or more inVentiv Sales Representatives performing Services hereunder (a “Selective Hiring”). Client shall give forty-five (45) days’ prior written notice to inVentiv of any Selective Hiring. Should there be Selective Hiring by Client, inVentiv will backfill the respective position so as to maintain the previously agreed upon number of inVentiv Sales Representatives performing Services hereunder. In the event Client wishes to implement a Selective Hiring during the Term, Client shall pay inVentiv [†] as a recruitment fee for each replacement/backfill inVentiv Sales Representative.

(b)    Notwithstanding Section 7 of the MSA, Client may solicit, employ or retain one or more inVentiv Sales Representatives performing Services hereunder and inVentiv shall not backfill the respective position (a “Block Conversion”) provided that: (i) such hiring may not occur prior to the eighteen (18) month anniversary of the Deployment Date (as defined in Exhibit A) and (ii) Client provides at least forty-five (45) days’ prior written notice to inVentiv of any Block Conversion. In the event Client wishes to implement a Block Conversion, Client shall pay inVentiv a Conversion fee based upon the date of the actual Block Conversion, in accordance with the following table, and in lieu of any payment under Section 7(c) of the MSA:

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	From the Deployment Date through the 18 month anniversary of the Deployment Date	From the day after the 18 Month anniversary of the Deployment Date until the end of Year Two	After Year Two
Conversion Fee per inVentiv Sales Representative for Block Conversion	No conversion permitted	[†]	[†]

(c)    Client understands and agrees that inVentiv cannot guaranty that any inVentiv Sales Representative will agree to participate in a Selective Hiring or Block Conversion. In the event a Sales Representative does not agree to participate in a Selective Hiring or Block Conversion, Client will have no payment obligation to inVentiv under this Section 5 with respect to such Sales Representative.

(d)    In the event Client implements a Selective Hiring or Block Conversion, the Parties agree that any inVentiv proprietary training materials made available to the inVentiv Sales Representatives will be immediately returned to inVentiv, it being understood and agreed that the inVentiv proprietary training modules constitutes valuable and proprietary information of inVentiv and is subject to the confidentiality obligations set forth in Section 6 of the MSA. For clarity, such inVentiv proprietary training materials excludes any materials provided by Client, any Product-specific materials, or other materials created for Client or Client’s Product by inVentiv in the course of performing services under this Project Agreement or any other Project Agreement under the MSA. Within fifteen (15) days of implementing a Selective Hiring or Block Conversion, Client shall use commercially reasonable efforts to return to inVentiv any originals and copies of such inVentiv proprietary training modules which had been in possession of the converted inVentiv Sales Representatives.

(e)    In the event Client conducts a Selective Hiring or Block Conversion (collectively, a “Conversion”) and the converted inVentiv Sales Representative had been provided with use of a fleet automobile leased, rented or owned by inVentiv and Client wishes to commence an arrangement with the fleet vendor to assume such cars (and all associated costs and liabilities) under Client’s name, the converted inVentiv Sales Representative may only to continue to have access to such automobile following the Conversion if Client either: (i) registers the fleet automobile under its name; or (ii) ensures that inVentiv remains named as an additional insured under Client's automobile insurance policies until such time as the vehicle is registered in Client’s name (which shall occur no later than three (3) months following the Conversion). The Parties understand and agree that it is solely Client’s obligation to ensure one of the above actions are taken and Client shall be responsible for indemnifying, defending and holding inVentiv harmless for all damages resulting from Client’s failure to take such action. The Parties further agree that on the effective date of the Conversion, Client shall destroy the inVentiv insurance card(s) in the fleet vehicle(s) of the converted inVentiv Sales Representative.

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6.    Return of Client Materials

Except as set forth in Section 5, if any inVentiv Sales Representative leaves the employ of inVentiv or ceases to perform Services (including in connection with the expiration or termination of this Project Agreement), inVentiv shall use commercially reasonable efforts to retrieve from such person all materials provided by Client, any Product-specific materials, or other materials created for Client or Client’s Product by inVentiv in the course of performing Services under this Project Agreement (or any other Project Agreement under the MSA), and shall provide such materials to the replacement inVentiv Sales Representative, or, if there is no such replacement (including in the case of expiration or termination of this Project Agreement), return the materials to Client within fifteen (15) business days.

7.    Fees

Set forth on Exhibit C are the costs and fees to be paid by Client to inVentiv for the performance of the Services.

WHEREFORE, the parties hereto have caused this PA to be executed by their duly authorized representatives on the day and year first above written.

OMEROS CORPORATION	VENTIV COMMERCIAL SERVICES, LLC
By: /s/ Gregory A. Demopulos	By: /s/ Theodore Wong
Name: Gregory A. Demopulos, M.D.	Name: Theodore Wong
Title: Chairman & CEO	Title: VP & CFO
Date: 5/13/14	Date: 5/13/14

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EXHIBIT A
THE DETAILING SERVICES

inVentiv will provide Client with a field force that shall consist of twenty (20) full-time sales representatives (the “inVentiv Sales Representatives” or “Sales Representatives”) who shall detail Client’s Product by making Calls pursuant to a Call Plan on Targets. The inVentiv Sales Representatives shall be managed by one (1) shared National Business Director (“NBD”) and one (1) shared Operations Manager (“OM”) each of whom shall also be inVentiv employees. The inVentiv Sales Representatives, the NBD and the OM may be collectively referred to herein as the “Project Team”.

In the event that the Parties desire to increase the type and / or number of Project Team members providing Services under this Project Agreement they may do so by utilizing a Project Team Member Request Form (the “Request Form”) in a format that is substantially similar to the one attached hereto as Exhibit A – 1. The details set forth in the Request Form shall be mutually agreed upon by the Parties. For clarification, the Request Form may not be used in those situations where it is the intent of the Parties to amend terms and conditions of this Project Agreement other than those specific items set forth on the Request Form.

In connection with the promotion of Client’s Product, inVentiv shall provide the Client with following Detailing Services.

I.    ADDITIONAL DEFINED TERMS

(a)    “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition following or during exposure to the Product, whether or not considered causally related to the Product, the exacerbation of any pre-existing condition(s) occurring during the use of the Product, or any other adverse experience or adverse drug experience described in the FDA’s Investigational New Drug safety reporting and New Drug Application postmarketing reporting regulations, 21 C.F.R. 312.32 and 314.80, respectively, as they may be amended from time to time. For purposes of this Project Agreement, “undesirable medical condition” shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose, sensitivity reactions or failure of the Product to exhibit its expected pharmacologic/biologic effect.

(b)    “Call” means the activity undertaken by an inVentiv Sales Representative to detail the Product, further described as a face-to-face presentation by an inVentiv Sales Representative to a Target and will include providing the Target with Product Literature as directed by Client.

(c)    “Call Plan” means a plan designed by Client, which is intended to enhance the efficiency and effectiveness of the inVentiv Sales Representatives in making Calls. The Call Plan will be maintained by inVentiv at its offices with a copy of such Call Plan maintained by client at its offices, and may be amended or reconfigured once per calendar quarter by Client.

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(d)    “Deployment Date” means the date of the first Call which is anticipated by the Parties to be on or about August 4, 2014. The actual Deployment Date will take precedence over the date specified herein.

(e)    “inVentiv Sales Representative” or “Sales Representative” means an individual employed by (or, if applicable, an independent contractor to) inVentiv who is engaged under this Project Agreement to detail the Products.

(f)    “Minimum Detailing Standards” means the minimum standards for detailing by an individual Sales Representative under this Project Agreement, such standards to be decided upon by the Parties within six (6) months following the Deployment Date.

(g)    “Product” shall mean Omidria (phenylephrine-ketorolac ophthalmic injection) 1%/0.25% or other Client products added to this Project Agreement with the mutual written consent of the Parties.

(h)    “Product Literature” shall mean promotional, informative and other written information concerning the Product. All Product Literature shall be prepared and provided by Client.
(i)    “Product Quality Complaint” means any and all manufacturing or packaging-related complaints related to the Product, including (a) any complaint involving the possible failure of the Product to meet any of the specifications for the Product; (b) any dissatisfaction with the design, package or labeling of the Product; or (c) any Adverse Event that may involve the quality of the Product, including lack of effect, infection or request for testing.

(j)    “Targets” mean the licensed practitioners who are identified by Client as potential prescription writers and/or customers for the Product as provided by Client to inVentiv.
II.    HIRE STATUS AND TRAINING; EXCLUSIVITY

(a)    inVentiv will recruit and hire the full-time inVentiv Sales Representatives and assign the necessary the shared resources to Client’s project. A complete description of the sourcing, screening and recruiting services is attached hereto as Exhibit A-2. The Client shall notify inVentiv in writing of the date on which inVentiv may commence such hiring, such date to be selected in Client’s sole discretion (the “Hiring Start Date”) For clarity, inVentiv shall not hire any member of the Project Team until the Hiring Start Date.

inVentiv shall provide the inVentiv Sales Representatives with salary, benefits, fleet automobiles (e.g. Chevrolet Malibu, Chevrolet Equinox (snow belt territories) or similar model), iPads, laptop computers, sales force automation software, printers and bonus as agreed by the Client and as set forth in Exhibit C, Section II, Pass-Through Costs. inVentiv shall provide the NBD and OM with salary, benefits, iPads, laptop computers, sales force automation software and printers as needed to perform their respective duties under this Project Agreement.

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(b)    Training - The training responsibilities of the Parties are as follows:

(i)     inVentiv shall be responsible for training members of the Project Team concerning: selling skills, inVentiv human resource policies, procedures and administration and other applicable inVentiv internal human resource and general compliance policies and procedures, prior to the Deployment Date (or, in the case of inVentiv Sales Representatives hired after the Deployment Date, prior to their deployment).

(ii)    Client shall be responsible for training members of the Project Team concerning all Product specific information including Product Quality Complaint handling procedures, applicable specific Client health care compliance policies and Client customer service policies and procedures, orientation to Client’s business, compliance with Applicable Law, and Adverse Event reporting policies and procedures, prior to the Deployment Date (or, in the case of inVentiv Sales Representatives hired after the Deployment Date, prior to their deployment).

(iii)    The Parties agree to work together to mutually determine if, when, and at what cost additional training shall be provided to members of the Project Team, provided that, at Client’s request and expense, inVentiv will perform any follow-up or refresher training on a schedule to be mutually agreed upon by the Parties.

(vi)    inVentiv shall maintain during the Term and for a period of three (3) years thereafter, records of any training it conducts under this Project Agreement.

(c)    Exclusivity. The inVentiv Sales Representatives shall be solely and exclusively used for the Detailing Services as set forth herein, and shall not, during the Term, market, promote or sell any pharmaceutical product other than the Product. In addition, during the Term, the National Business Director and Operations Manager shall not participate in (including through the coordination or supervision of other teams of sales representatives) the marketing, promotion or selling of any product for an Identified Competitor. Upon any breach of this Section II(c), Client may, in addition to any other rights or remedies to which Client may be entitled in law or equity, terminate this Project Agreement by providing thirty (30) days’ written notice of termination to inVentiv specifying such breach, provided that the termination shall not become effective if inVentiv cures such breach within such thirty-day period.

III.    PERFORMANCE

If Client believes in good faith that the performance of any inVentiv Sales Representative is unsatisfactory or is not in compliance with the provisions of this Agreement, Client shall notify inVentiv and inVentiv shall promptly address the performance or conduct of such person in accordance with its internal human resource policies. In the event that Client determines in good faith that an inVentiv Sales Representative has violated any Applicable Law or policy, Client shall notify inVentiv (in writing). inVentiv shall promptly address the issue and take all reasonable and appropriate action (including but not limited to termination of such employee) consistent with inVentiv’s internal human resource policies and procedures, which in the case of

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any failure to meet the Minimum Detailing Standards or for any violation of Applicable Law or policy, shall include at a minimum reassigning such inVentiv Sales Representative so that such person no longer performs Detailing Services or any other services for Client.

IV.    CALLS AND TARGETS

The inVentiv Sales Representatives shall provide information to the Target about the Product when making Calls as directed by Client. Client is solely responsible for the content, production and distribution (to the inVentiv Sales representatives) of the Product Literature, and the inVentiv Sales Representatives shall utilize only such Product Literature when making Calls. Each inVentiv Sales Representative shall record information concerning each Call and concerning the profile of each individual Target (or other physician called upon) on whom the inVentiv Sales Representative calls. To the extent not prohibited by any third-party agreement, and subject to the Parties’ obtaining any necessary licenses or rights from third-parties, Client shall permit inVentiv to access and use all Target, sales and Call-related data that supports or is associated with the Services that are performed in accordance with this Agreement (the “Data”). The Data shall be used by inVentiv for the purpose of evaluating the performance of its Project Team members and, provided that inVentiv de-identifies all Client and Product specific components of the Data, for business development and analytics purposes, provided, however, that inVentiv shall not use any such Data in connection with any such activities associated with or directed at any third party without the prior written consent of Client.

For the avoidance of doubt, all such Data, as well as any data stored on behalf of the Client by inVentiv in accordance with this Project Agreement, shall, as between the Parties, be owned solely and exclusively by Client.

To the extent permitted by applicable law, Client shall be permitted to coach Sales Representatives on effective selling strategies for the Products, evaluate and recommend actions to improve the Call Plan to conform to Minimum Detailing Standards, participate in “ride alongs” with Sales Representatives when making Calls, and train Sales Representatives about the Products and requisite medical background information.
V.    REQUESTS FOR MEDICAL INFORMATION; REGULATORY REPORTING
(a) Requests for Medical Information.
(i)    Client shall have the exclusive right to respond to all questions or requests for information made to inVentiv or its Sales Representatives by any medical professionals or any other person or entity about the Product, if such questions or requests (i) warrant a response beyond the understanding or knowledge of the Sales Representative or (ii) are beyond the scope of the Product labels and inserts or Product Literature (a “Medical Information Request”).
(ii)    inVentiv shall promptly communicate to Client, or any third-party vendor designated by Client to process such information, all Medical Information Requests received by inVentiv or the inVentiv Sales Representatives. If Client designates such a third-party vendor or

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changes such third-party vendor (which Client may do from time to time in its sole discretion), it shall notify inVentiv in writing of the name and contact information for such new vendor.
(b) Regulatory Reporting.
(i)    Client shall be solely responsible for making all reports, submissions and responses to Agencies concerning the Product, including reporting Adverse Events and Field Alerts, as required by Applicable Law. In addition, Client shall be solely responsible for (A) taking all actions and conducting all communication with all third parties with respect to all Product Quality Complaints, including complaints related to tampering or contamination, and (B) investigating all Product Quality Complaints, Adverse Events, and Field Alerts with respect to the Product. inVentiv shall, at Client’s expense, cooperate with all of Client’s reasonable requests and use its diligent efforts to assist Client in connection with (x) preparing any and all such reports for any relevant governmental or regulatory authority, (y) preparing and disseminating all such communications to third parties, and (z) investigating and responding to any Product Quality Complaint or Adverse Event.
(ii)    inVentiv shall provide notice to Client within two (2) business days from the time it becomes aware of an Adverse Event associated with the use of the Product (whether or not the reported effect is (A) described in the full prescribing information or the published literature with respect to the Product or (B) determined to be attributable to the Product) or any information in or coming into its possession or control concerning such Adverse Event by providing notice to Client or any third-party vendor designated by Client to process such information. If Client designates such a third-party vendor or changes such third-party vendor (which Client may do from time to time in its sole discretion), it will notify inVentiv in writing of the name and contact information for such new vendor.
(iii)    inVentiv shall provide notice to Client within two (2) business days of the time it becomes aware of (A) any information that might necessitate the filing by Client of a field alert report, as required under 21 C.F.R. § 314.81(b)(1) (a “Field Alert”), as such regulation may be amended from time to time or (B) any Product Quality Complaint associated with use of the Product, in each case ((A) or (B)), by providing notice to Client or any third-party vendor designated by Client to process such information. If Client designates such a third-party vendor or changes such third-party vendor (which Client may do from time to time in its sole discretion), it will notify inVentiv in writing of the name and contact information for such new vendor.
(iv)    inVentiv shall put in place procedures and protocols that shall be actively monitored by inVentiv to ensure that all relevant information regarding the matters referred to in this Section V that come to the attention of any member of the Project Team is promptly conveyed to Client so that Client can comply with applicable reporting requirements. As to any Adverse Event of which the Project Team is made aware, inVentiv and the Project Team shall not make any statement or give any opinion (written or verbal) to any person or entity that could reasonably be construed as an admission of fault on Client’s part or a promise that Client will compensate any person or entity with respect thereto.

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VI.    THE PRODUCT(S)

(a)    The Product shall be promoted by inVentiv under trademarks owned by or licensed to Client and are Products which Client has all lawful authority necessary to market and sell the Products in all geographic areas where the Products are to be promoted under this PA. This Agreement does not constitute a grant to inVentiv of any property right or interest in the Products or the trademarks owned by or licensed to Client. inVentiv recognizes the validity of and the title of Client to all its owned or licensed trademarks, trade names and trade dress in any country in connection with the Products, whether registered or not. Client represents to inVentiv that to its knowledge, neither those trademarks, trade names and trade dress nor the promotion of the Products by inVentiv infringes on any intellectual property right of any other person or entity.

(b)    Client shall have the sole right and responsibility of establishing or modifying the terms and conditions of sale of Products. Client shall be exclusively responsible for accepting and filling purchase orders, billing, and returns with respect to the Product. If inVentiv or any inVentiv Sales Representative receives an order or a request to order a Product, it shall, within one (1) business days, forward such order or request to Client for acceptance or rejection, which acceptance or rejection shall be at Client’s sole discretion.

VII.    HIRING PROFILE

In selecting Sales Representatives, inVentiv shall use the preferred hiring profile approved by Client as set forth below and shall provide the sourcing, screening and recruiting services identified in Exhibit A-2. inVentiv shall use diligent efforts to hire Sales Representatives in accordance with the preferred hiring profile and to confirm the accuracy of information concerning background and experience received from applicants for positions of Sales Representatives. inVentiv shall not knowingly employ or otherwise retain, or permit to be retained as a Sales Representative, a practicing physician or a person affiliated on a professional level with or employed by any physician, physician practice or other healthcare professional or provider or a person who is in a position to unduly influence the purchase of the Products or whose employment or retention for this purpose is otherwise prohibited by Applicable Law.

Qualifiers
Must have:
4 year college degree
Outside sales experience
Dedication to full time employment (no employment or income-producing activities outside of inVentiv)
Clearance on all pre-employment screening
Ability to attend required training programs
Ability to participate in minimal overnight travel

Business Experience Preferences
Most preferable to least preferable:
[†] experience

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[†] experience
[†] experience
[†]
[†] experience

Professional Skills
Desired:
Professional image and conduct
Intelligence
Analytical/business oriented
Persuasive
Organized and high planning aptitude
Goal/objective oriented
High degree of personal motivation and drive
Honest
Oral & written communication skills.

VIII.    BACKGROUND CHECKS

inVentiv shall be responsible for performing drug testing and background checks of all Sales Representatives. inVentiv represents and warrants that it will complete or cause to be completed a thorough background check of all Sales Representatives. This will include the following: criminal check, Social Security check, drug screen, motor vehicle record check, education check, and past employer check. inVentiv further represents and warrants that it will perform or cause to be performed background checks to confirm that no Sales Representative:

(a).    is an excluded person on the Office of Inspector General’s List of Excluded Individuals/Entities and is not on the General Services Administration Excluded Parties List (as of the date the background check is performed);

(b).    is, so far as it is aware, an unfit or an improper individual for the performance of the Services;

(c).    is, so far as it is aware, engaged in any fraudulent or unlawful activity, or other inappropriate conduct as measured by the other requirements of this Agreement.

inVentiv further covenants to provide prompt written notice to Client in the event it becomes aware that any Sales Representative falls within any of the categories set forth in this Section VIII(a)-(c). inVentiv shall institute prompt corrective or disciplinary action against any Sales Representative who fails to meet the requirements set forth in this Exhibit A. inVentiv further agrees to cooperate and comply with all investigations by or on behalf of Client with respect to wrongdoing, or alleged or suspected wrongdoing, in respect of any obligations of inVentiv or any Sales Representative under this Agreement.

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IX.    REPRESENTATIONS AND UNDERTAKINGS

(a)    inVentiv represents, warrants and covenants that:

(i)    it, as well as the inVentiv Sales Representatives, shall perform the implementation of Client’s detailing program in a professional manner consistent with industry standards and with that level of care and skill ordinarily exercised by other competent professional contract service organizations in similar circumstances and in accordance with this PA, the MSA, and those specifications and timelines which inVentiv and Client agree to (in writing) and which are not otherwise set forth herein or in the MSA. inVentiv shall ensure that its employees or agents complete the Services (including those in Exhibit B) in a timely manner and in accordance with the terms of this PA;

    (ii)    the inVentiv Sales Representatives shall make only those statements and claims regarding the Product, including as to safety and efficacy, that are consistent with the labeling of the Product, the inserts for the Product, and the Product Literature, and shall not add, delete or modify claims of efficacy or safety of the Products, nor make any changes (including but not limited to, underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature. inVentiv shall, and shall permit the inVentiv Sales Representatives to, use only the Product Literature provided by Client. inVentiv and the inVentiv Sales Representatives shall not develop, create, or use any other promotional material or literature or alter Product Literature provided by Client. inVentiv shall immediately cease the use of any Product Literature when instructed to do so (in writing) by Client. inVentiv shall use the Product Literature only for the purposes of this Agreement;

(iii)    it shall not, and shall ensure that all Sales Representatives shall not, directly or indirectly, pay, offer or authorize payment of anything of value (either in the form of compensation, gift, contribution or otherwise) to any person or entity in a position to order or purchase the Products contrary to any law;

(iv)    it shall not, and shall ensure that all Sales Representatives shall not, directly or indirectly, make any representations or warranties relating to the Products that conflict, or are inconsistent with the Food and Drug Administration approved labeling for the Products, and shall not make any untrue or misleading statements or comments about the Products, Client, any employees of Client, any competitors of Client, or other products;

(v)    it shall ensure that each Sales Representative shall promote, market and sell the Products in accordance with Applicable Law; and

(vi)    it shall ensure that any Data used by or on behalf of inVentiv in accordance with Section IV of this Exhibit A is properly de-identified before such use and such use is otherwise in compliance with Applicable Law.

(b)    Client represents, warrants and covenants that:

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(i)    it recognizes that for inVentiv to comply with its obligations hereunder, it shall need the good faith cooperation of Client to provide inVentiv with the necessary materials and assistance required to enable inVentiv to perform the Services;

(ii)     it will comply with Applicable Law in its marketing, promotion and sale of the Products (leaving aside any acts or omissions of inVentiv or the inVentiv Sales Representatives with respect thereto);

(iii)    it shall ensure that none of its employees add, delete or modify claims of efficacy or safety of the Products, nor makes any changes (including but not limited to, underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature during the training on the Products or during any communications with inVentiv employees, provided, however, that in no event shall Client be prohibited from making changes to the Product Literature that Client believes are necessary or appropriate and in compliance with Applicable Law;

(iv)    it shall ensure that none of its employees working with the Project Team or in connection with the Services, directly or indirectly instruct any inVentiv employee to pay, offer or authorize payment of anything of substantial value (either in the form of compensation, gift, contribution or otherwise) to any person or entity in a position to order, recommend or purchase the Products contrary to any law; and

(v)    neither it nor any of its employees directly or indirectly instruct any inVentiv employee to make any representations or warranties relating to the Products that conflict, or are inconsistent with Applicable Law or the Food and Drug Administration approved labeling for the Products.

(vi)    Client shall:

A.    provide inVentiv Sales Representatives with all Product Literature.

B.    inform inVentiv promptly of any changes in the Product Literature or in information concerning the Products which Client believes are necessary or appropriate in order to be in compliance with all Applicable Law.

C.    as permitted under Applicable Law, respond appropriately and in a timely manner to any inquiry concerning a Product communicated to inVentiv from any licensed practitioner and communicated by inVentiv to Client.

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EXHIBIT A-1

PROJECT TEAM MEMBER REQUEST FORM

This Request for Additional Project Team members is issued pursuant to the Master Services Agreement between Ventiv Commercial Services, LLC (“inVentiv”) and (“Client”) dated         and the Project Agreement issued thereunder dated _____________.

PART 1	To be completed by Client Attach any relevant, helpful information
NUMBER AND TYPE OF PROJECT TEAM PERSONNEL REQUESTED
TERRITORY LOCATION(S)
REQUESTED HIRE DATE
DEPLOYMENT DATE
AUTHORIZED CLIENT REPRESENTATIVE SUBMITTING REQUEST	Signature: ____________________________________ Name: Title: Date: Phone: Fax:
PART 2	To Be Completed by inVentiv
NEW PROJECT TEAM MEMBER DETAILS (the fees set forth below are per Project Team member added): Implementation Fee $_________ Added Fixed Monthly Fee: $_______ Target Start Date: __________

Request is Accepted, and Recruitment shall begin immediately upon Client approval of New Representative Details:

____________________________________________
(sign and date)
inVentiv Contact Person:
Phone:

New Project Team member accepted and customer understands that recruiting will begin immediately: (sign and date) Client Contact Person: Phone:

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EXHIBIT A-2
SOURCING, SCREENING AND RECRUITING SERVICES

Service Type	To be done?	Description
Requisition – ATS Management	Yes	Managing the requisition process from initiation through approval and proper storage and handling of open and closed requisitions.
ATS – Career Bridge Web Site	Yes	Establish an inVentiv firewalled Applicant Database and Link that connects and brands all Client opportunities. All candidate data is then transferred and owned by Client at end of project.
Manager Communication and Guidance – Custom Recruiting Kick Off Process.	Yes	Work directly with hiring manager from “kick off” through requisition closing and handle all recruiting communications and process guidance including candidate feedback.
Sourcing and Database Mining	Yes
Establish sourcing campaign based on requirements and position to include academic, diversity, database mining, social networking, electronic recruiting and direct recruiting campaigns. Includes inVentiv standard resources only and any client required resources would be a pass through to CLIENT.

Employment Branding	No	Develop employment marketing pieces to include Employment Value Proposition and basic job branding templates.
Manage Internal Client Candidates	No	Upon CLIENT identification and candidate approval, inVentiv will screen and manage communications in alignment with CLIENT process to be considered for open positions.
Establish Customized Screening & Assessment Process	Yes	Develop and train recruiting team to deliver a customized screening process through phone screen and behavioral phone interviews. This will be developed in conjunction with CLIENT.
Resume and Online Screening	Yes
Review all candidates per requisition that have applied or have been added to the requisition. Ensure they meet the minimum established qualifications via resume and online screening questions and move them to a “qualified” stage in ATS requisition.

Initial – Functional Phone Screen	Yes	1st level “basic” screening of candidates via phone to ensure present organization, availability and interest as well as review minimum qualifications and assess communication.
In-Depth Behavioral Based Phone / Video Interview and Summary	Yes	In-depth interview with candidates including behavioral interview, skills assessment, and other criteria as defined. This includes summary write up and documentation in ATS. No Video
3rd Party Assessment Program	No
Manage the administration and coordination of issuing any online or related assessment technology to potential candidates. This does not include technology development and implementation. Cost of purchase of this program would be a pass through.

Interview Coordination	Yes	Schedule candidate and manager in-person or phone interviews including meeting rooms, travel and tracking of expenses. Onsite staff will be pass through.
Candidate Care Program	Yes	Manage candidate communications with those candidates deselected from the process. This includes electronic notification from system as well as letters to those who were engaged.
Reference Checks	Yes	Conduct reference checks on finalist candidates pre-offer.

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Data and Metrics Tracking	Yes	Develop and track all front end recruiting metrics as established with CLIENT.
Staffing Vendor Management	Yes	Establish, negotiate and manage staffing vendor program including selection, oversight and contract development.
Candidate Data/File Collection and Transfer	Yes
InVentiv will work closely with CLIENT HR/RPO to provide required data and information captured during the front end of recruiting process for input into ATS. Including candidate application process, data points, hiring/interviewing event files etc. To be provided to CLIENT through desired format but input by CLIENT/RPO.

Referral Program Management	Yes	Develop tracking of referrals and screen, interview and process all referrals. Program development and payout not included.
Offer Letter Generation	Yes	Develop and initiate offer letters upon CLIENT approval and track and file executed files.
Pre Employment Management	Yes	Conduct, process and manage all pre-employment screening and track documents and issues.
Candidate Satisfaction Survey	No	Initial or annual survey to determine feedback and quality of service being offered to candidate

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EXHIBIT B
THE SALES OPERATIONS SERVICES

1.0	Executive Summary
This Exhibit B describes the work required for the initial implementation and ongoing operation of the Sales Operations Services to support the Project Team, which will initially include twenty (20) inVentiv Sales Representatives. Any changes to the assumptions, deliverables, or scope of work described in this document or any new work requests will follow Section 4.0, Change Control Process, of this document.

2.0     Scope of Services

2.1 Generally

This Exhibit B defines the work related to the following service areas for the initial implementation and ongoing operation of the Sales Operation Services within the following areas:

•	Project Management

•	Customer Relationship Management (CRM)

•	Data Management

•	Analytics & Reporting

•	Targeting & Call Plan Administration

•	Incentive Compensation

•	Sales Administration (Fleet, Human Resources and Operations Management)

•	Travel and Expense Management

•	Field Support Services

•	Sales Training Services

•	Quality Management and Assurance

•	Compliance

2.2 Diligence

Without limiting any obligations of inVentiv as set forth herein, inVentiv shall perform all activities assigned to it under the applicable Project Plan and shall use commercially reasonable efforts to perform such activities in accordance with any applicable time periods, milestones and deadlines set forth in such Project Plan.

3.0    Scope of Work Definition

3.1 Project Management

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inVentiv has developed a project implementation methodology based upon industry best practices into the most efficient process and method for conducting and managing projects.

The inVentiv project team will approach this engagement with the following perspectives in mind:

•	Provide a practical approach to project planning, execution and service delivery

•	Maintain discipline and structure without constraining the project efforts

•	Frame the project within the strategies of the clients business requirements

inVentiv will provide a fully integrated project management approach for the implementation of the Sales Support Services and hereinafter referred to as the “Project”. The Project will be managed by a dedicated project manager (“Project Manager”) who will be responsible for the following:

•	Leadership of Project kick-off meeting to include review of scope, timelines, and assumptions for each functional area, project team member introduction, and status reporting formats and meetings.

•	Integration of all project activity, timelines, and deliverables across all functional areas into a consolidated project plan (the “Project Plan”).

•	Leadership, facilitation, and documentation of all meetings including meeting notes and action items.

•	Management of the Project Plan including task management, escalation of issues, risk identification, and interdependencies through project documentation including:

o	Issue tracker

o	Milestone tracker

o	Action item tracker

•	Project status meetings & Project status reporting including weekly status report (WSR) dashboards to be provided to Client.

•	Project close-out & lessons learned session to include any information that can be applied to the ongoing operational management of the client after the initial deployment is complete.

The Project Manager will be assigned to Client during the implementation period, including the preparation and delivery of the kick-off meeting through the completion of the Project close-out and lessons learned. After the implementation period is over and field users are deployed, the operational support of the client will be provided by the shared Operations Manager with support provided as needed by the Project Manager.

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3.2	Customer Relationship Management (“CRM”)

inVentiv will provide a fully functioning CRM application utilizing our proprietary, pre-configured build, referred to as the inVentiv General Development Org or “GDO”, of Veeva CRM software, an industry leader in providing cloud-based CRM applications to the Life Sciences industry. The CRM Services include those supported within the inVentiv Health GDO including:

•	Customer Management across Account Profiles (Individuals & Organizations)

•	Call Recording, Reporting, and loading of Call Plans

•	Closed-Loop Marketing (“CLM”); loading and presentation of digital media as part of integrated call record

•	Sample management and recording of samples and physician signature capture as part of integrated call record, including PDMA/CFR Part 11 Validation

•	Medical Inquiry Request Form (“MIRF”) including physician signature capture

•	Field Coaching configuration

•	Pre-established Reports & Dashboards based on industry best practices to enhance field and field management performance (online only)

•	iPad/Online Platform options including Online/Home Office PC, Field Tablet PC, and iPad to support mobility needs and improved customer interaction
The CRM implementation will be led using an Agile development approach including the following deliverables:

Project Deliverable	Definition
Initial Requirements
Demonstration of GDO and discussion of client needs and business environment to support the general usage and end-user experience; will include Accounts, Functions, Call types, Products, Customer Maintenance, etc.

Alpha Review
First iteration of the Client configuration based on requirements gathered in the initial requirements session. Detailed demonstration of the client configuration for more in-depth review of client requirements.

BRD (Business Requirements Document)
After the Alpha review inVentiv Health will provide the client with a draft BRD document which summarizes all end-user system requirements taken from both the initial and alpha requirements sessions. The BRD will form a basis for the final product configuration specifications, Risk Assessment, Testing, Training, and Validation (if applicable).

Beta Review	The final phase of the client requirements will be a Beta review, which will allow for any changes to the system requirements for final testing and production readiness.
BRD Sign-Off	Any changes or additions to the requirements during the Beta review will be incorporated into the final BRD and submitted to the client after the Beta session for final approval and signature.

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The scope of the CRM delivery and associated timelines for the Project assumes the following:

•
Necessary Client members are available for the initial, alpha, and beta review meetings (each typically 3 hours), based on the weeks assumed in the project timeline provided in Section 3.0, Implementation Timeline (alpha/beta can be done via WebEx)

•	Sign-off of documentation within 5 days of delivery by necessary Client members

•	No customization of code outside of Veeva provided configuration capabilities

•	Use of standard MIRF functionality and data extracts to Medical Information
System, not to include any Adverse Events reporting or recording.

•	Linking to company or external web-based systems within Veeva Tab structure

•	Sample management functionality and data feeds for sample shipments, SLN validation, and sample product information as determined by client requirements

•	Inclusion of sales data within standard Vinsights reporting functionality (online only)

•	Field Coaching Report (“FCR”) originates from manager, not representative, including data entry only, form will not be pre-populated with any data from any source

•	Call History within Sales Force Automation (“SFA”) system not to exceed 15 months (5 Quarters) without purchasing additional data storage from Salesforce.com

•	Ongoing support for CRM system including tier 2/technical support for escalated calls from field support desk, and home office support needs.

•	Additional system enhancements requested post-deployment will be managed through the Change Management process in Section 5.0.

3.3	Data Management
inVentiv will provide data loads and data integration services for all needed data imports and exports. Data management services includes data flowing to and from the Veeva CRM application including Client data sources, third parties (i.e. sales data), or service partners. The data management team will work very closely with the CRM and analytics & reporting tools to ensure that all customer business rules and data requirements are properly understood and planned for in the overall implementation plan. This Project assumes typical data loads and ongoing data support as provided below:
A full description of all data files and interfaces will be provided in the Data Requirements Document (“DRD”), which will be included as part of the Project Plan with necessary approvals from Client project leads.
Data interfaces typically include the following:

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Initial data loads using agreed upon inVentiv/Client formats including:

•	Territory Hierarchy

•	Customer Universe, Alignments, and Targets/Call Plans

•	Product Information

•	Call History (if required)

Reoccurring data imports at set frequencies and in agreed upon formats for ongoing Customer and Territory management including:

•	Prescriber/Account Sales Data

•	Prescriber Payer Data

•	Call Plan/Targets

•	Customer Universe Updates-Validation Responses

•	Sample Shipment Files

•	Promotional Items

Reoccurring data extracts provided at set frequencies to either home office or third party vendors as needed for processing including:

•	Call/Activity data

•	Medical Inquiries

•	Sample Activity: Shipping Receipts/Lots, Sample Drops, Inventory, etc.

•	DME Spend data from Concur

•	Customer Universe Validation Requests

Standard Data Management services will be provided for the ongoing maintenance of the systems and data including:

•	State license validation process to reduce field impact in sampling (Weekly)

•	PDRP flagging on accounts (Monthly)

•	Routine merging of addresses (Weekly) and accounts (Quarterly)

•	Setup of integration between our Veeva and Data Warehouse which allows roster, territory hierarchy and product management to be seamless

•	Time off Territory and Holiday updates

•	Ongoing maintenance of Sales and Payer data in the Vinsights area of Veeva which allows report display

•	Training database setup and management

•	Tier 2/Technical support for data issues routed from the Field Support Desk

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The scope of the Data Management delivery and associated timelines for the project assumes the following:

Project Deliverable	Definition
Initial Requirements	Discussion of client needs regarding data loads, extracts, and imports and finalization of project plan and scope based on SOW assumptions and Change Management process
Third Party Agreements (TPA)
inVentiv Health will secure, in coordination with Client, any rights and licenses that inVentiv needs from external vendors such as Sales Data companies which require TPA for data services to be provided

DRD (Data Requirements Document)
inVentiv Health will provide the client with a DRD document which summarizes all data loads, imports, and extracts, as well as any business rules, frequencies, and formats associated with the data services to be provided as part of implementation and ongoing data management services, the DRD draft will be reviewed, modified as needed, and signed by the client to confirm project deliverables

Test Files	The client or Third Parties will provide needed test files in specified formats and agreed dates in the project plan based on the implementation schedule
Final Production Files	The client or Third Parties will provide final production files in specified formats and agreed dates in the project plan based on the implementation schedule

inVentiv shall maintain all data in the Veeva CRM system relating to the Detailing Services for a minimum of fifteen (15) months, and at Client’s request and expense, shall store such data for longer periods.

Promptly upon the expiration or termination of this Project Agreement, inVentiv shall return, or cause to be returned, in a format reasonably acceptable to inVentiv, any data stored in the Veeva CRM system.

3.4	Analytics & Reporting
The project assumes general field activity reporting will be provided in the Veeva CRM Reporting environment utilizing inVentiv’s pre-configured reporting tools to optimize field performance and implementation setup time. inVentiv will configure the template reporting tools to include client specific fields and terminology where applicable within Veeva and SalesForce.com guidelines.

After initial implementation, configuration and approval of alpha/beta reviews, inVentiv will provide documents, in the form of Business Requirements Documentation

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(“BRD”) and Reporting Requirements Document (“RRD”). These documents will be signed by both Client and inVentiv to ensure coordination and agreement on the overall requirements. Any additional dashboards will be assessed and scoped based on Client needs following the specified Change Management process implemented by inVentiv.

Veeva reporting can be implemented for the following:

•	Field Activity: All Levels (Territory /District/Region/Home Office), See Table (Veeva Field Force Reporting Tools) for details including the following:

•	Call Activity

•	Call Plan Adherence

•	Sample Activity

•	CLM Utilization

•	Synchronization Monitoring

•	Manager Exceptions & Administration

•	Veeva Field Force Reporting Tools

The Veeva template field reporting package is designed to drive sales behavior in the following ways:

•	Evaluation of prescriber sales for pre-call planning from Account Summary Report

•	Measure that the most valuable drivers of sales were detailed and sampled in accordance with the recommended call plan - account/physician –

o	Average Calls per Day –reviews call activity against target or segmentation

o	Reach and Frequency can be found on Analytics Tab.

o	Call Plan information can be found on the Call Plan Tab

o	Call Plan Analysis Report can be found on the Analytics Tab

•	Measure the impact of detailing and sampling on Sales –

o	Effort vs. Results Report can be found on the Analytics Tab

•	Examine the landscape for the product to identify top sales accounts and potential

o	Territory Sales Analysis—Reviews trends in client product and competitive landscape; can be found on Analytics Tab

o	Territory Payer Analysis –Examines Payer information; can be found on Analytics Tab

o	Territory Comparison Report—Compares sales performance at the territory level for all territories within span of control; can be found on Analytics Tab

While there is a suite of reports included in the Veeva offering, the reporting department is designed to create and publish ad hoc (one time) and custom (scheduled) reporting. These reports are scoped for time and resources and the fees are agreed to

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prior to any work being performed. Included in the Veeva offering are the following time period reports prepared at Territory level and rolled in summary to the district, regional and national level unless noted otherwise:

Table: Veeva Field Force Reporting Tools

Template Reports	Base Assumptions	Standard Frequency
Account Summary Report	• Monthly Prescriber based product level sales data (from wholesalers)	Monthly
Activity/Administrative Dashboard
A. Reviews key territory and/or district performance indicators with drill down details for:
• Interactions
• Detailing
• Sampling
B. Review key territory and/or district administrative metrics with drill down details
C. Any information collected within a check box or drop down list into the Veeva systems can be aggregated into a dashboard element.
D. Text box information can be rolled into a report but not the dashboard.
E. Dashboards can have up to 20 measurement elements
F. All Dashboard elements are pictorials which aggregate data from an underlying report
G. All pictorials are flexible but limited to two dimensions
H. Color selection is not an option
I. Filters can be applied to comparable data
J. Reports can be filtered by user level (Field, Management, Home Office)
K. Other Reportable Activity:
• System Utilization
Real Time as of last synchronization and refresh of widgets

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• Pending Interaction (Exception/incomplete information)
• Time off Territory
• Synchronization Reports
• Interaction by Date and Time
• Field Action Requests
L. Account Demographics
• Target/Non-Target
• Account Type (practitioner, pharmacy, staff, etc.)
• Specialty
• Segmentation
• Custom Profile Attributes
M. Closed Loop Marketing (CLM)
• Slide Utilization as % of Calls
• View Duration
• Ranking of Slides by View count and Average Duration
• Viewer Reaction (Positive, Neutral, Negative)

Reach and Frequency	• Adapted to specific activity measurements and goals within set up matrix (calls, targets only, reach, frequency, sample distribution)	Real Time as of last synchronization and refresh
Average Calls Per Day Report	• Average Calls Per Day versus goal	Real Time as of last synchronization and refresh
Territory Sales Analysis Report	• Adapted to specific product/market definition • Monthly Prescriber based product level sales data (from wholesalers); Up to 3 promoted products	Monthly
Territory Comparison Report (Mgmt. supplement)
• Adapted to specific product/market definition
• Monthly Prescriber based product level sales data (from wholesalers); Up to 3 promoted products
• Comparison of sales data amongst the assigned span of control

Monthly

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Territory Payer Analysis	• Monthly Payer based product level sales data (from wholesalers) • Analysis of the prescriber payer • Top Payers • Comparison of payer market products	Monthly
Effort vs. Results aka Impact Report	• Adapted to specific product/market definition • Up to 3 promoted products • Monthly Prescriber based product level sales data (from wholesalers)	Monthly

3.5	Targeting & Call Plan Administration

inVentiv will provide Targeting and sales force alignment services for optimization of key customers. These services will produce the following:

•	Optimize geographic coverage on the most valuable targets while balancing territory workload

•	Target List generation based on business-specific workload parameters including the incorporation of any segmentation, detailing and frequency provided

•	Identification of uncovered white space geography
Deliverables including:

•	MSA Overview

•	Alignment Summary including coverage of Top Targets

•	Uncovered Geography Summary

•	Mapping at Territory, District and National levels

•	Zip-Terr

•	Span Of Control

•	Target List

•	Updates/realignments to be provided every eighteen (18) months

The scope assumes the following:
•    Alignment will be created utilizing inVentiv’s preferred alignment software
•    Territory Workload parameters and project assumptions are agreed upon before work starts
•    All Third Party Agreements are signed off on before work starts
•    Third Party Data purchased by inVentiv will be passed through to Client

•	Client will supply physician level universe which will include Best Address and any

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workload specific data points (Rx, Deciles, etc.)

Items not included in these assumptions:

•	On-going realignments in addition to the 18-month realignment set forth above

•	Managements sessions for alignment tweaks

•	Additional mapping and data analysis

3.6    Incentive Compensation

inVentiv will facilitate incentive compensation requirement /assessment meetings with the Client to establish plan parameters, data availability, budget, assess plan goals and bonus culture of Client. Additionally inVentiv will create a formal IC plan (“IC Plan”), subject to approval by Client in its sole discretion. Upon approval of the IC Plan by Client, such IC Plan will be distributed to the field force for signature and electronic validation of plan acceptance. The plan documentation will outline the plan payment components as well as terms and conditions for participation in the plan. IC results data will be calculated based on monthly data provided by Client. inVentiv will develop scorecards to document the field performance to the approved plan. Typically, field forces are paid bonus on a quarterly cycle which commences post the receipt of sales data for the final month of the quarter. Client will be provided with territory level results which aggregate to the national level. This allows for budget analysis, accrual processing and approval of results findings or adjustments to plan in the event of major windfalls or shortfalls outside the field control. Post concurrence of the performance results, inVentiv will process IC payouts through the inVentiv payroll system.

    inVentiv will develop and administer the incentive compensation (“IC”) plan through the following phases:

    Plan Design:

•	Plan Design & Documentation:

•	Plan Modeling & Design Factors

•	Final Plan Documentation

    Implementation & Programming:

•	SQL Programming to implement IC Plan (Product Allocations, Goals, Sales Data processing, etc.)

•	Report Programming & Scorecard Design

•	Setup of User interface

•	Programming QC & Testing

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•	Validation & QC of IC programming & scorecard design (independent of Programming QC)

•	Acknowledgement Portal Setup

Ongoing Management & Maintenance:

•	Maintenance of IC Acknowledgement database

•	Sales data processing

•	Processing, QC & Distribution of IC Scorecards (Reps & Managers)

•	Eligibility Processing

Deliverables and timelines are provided in the tables following:

Design Phase

Category	Description	Duration/Timeline
IC Plan Meeting (s)	Initial Meeting to discuss: • Corporate Philosophy • Sales Goals/Objectives • Sales/Marketing Strategy • Business Rules • Data Inputs • Eligibility Requirements	1 day – initial meeting; subsequent follow-up meetings may be held to discuss pending topics or matters requiring further discussion from initial meeting. Maximum timeline 3 weeks
IC Modeling	Based on inputs derived from initial IC meeting(s), inVentiv will create/provide IC deck illustrating: • Recommended IC plan(s) • Payout Scenarios/Distribution	• 1 week to provide recommendation • 1 week for feedback/follow-up • Additional time may be needed if data is required for modeling
Field Communication	IC Plan communication includes: • PowerPoint deck (Management Team & Sales force) • Word/PDF document (for plan participants/acknowledgement)	3 weeks (maximum) once IC plan has been finalized.

Implementation Phase:

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Category	Description	Duration/Timeline
IC Plan Programming
• Data Process Setup
• SQL Programming
• User Interface Setup
• Report/Scorecard Programming
• KPI/MBO Programming (if applicable)
• Acknowledgement Portal Setup
• Programming QC & Testing
• Validation & QC of IC programming (independent of Programming QC)
• Minor changes (cosmetic, etc.)
Maximum of 3 weeks after receipt of initial sales data file

Maintenance/Management Phase:

Category	Description	Duration/Timeline
Plan Administration	IC Plan Processing • Report Generation o Payout Grid/Summary o Scorecard o Management Summary • IC QC • Report Distribution • Roster Management • Eligibility; LOA; PIP • Acknowledgment Portal Maintenance	2 weeks after receipt of monthly sales data file

3.7	Sales Administration
3.7.1 Fleet Management Services

inVentiv will provide Fleet services for the Client project. The Fleet activities will be managed by a Fleet Analyst who will be responsible for the following:

•	Tracking of and confirmation of background check for all employees in Fleet vehicles

•	Management of vendor involvement for accidents, fuel cards, and insurance

•	Coordination of delivery of bridge rentals or Fleet vehicles dependent upon background check completion, timeline of deployment and vehicle availability

•	Recommendations for snow belt vehicles as applicable for project

•	Flexibility of ordering new vehicles or transfer of existing surplus vehicles dependent upon team size, availability and Client budget

•	Timely pick-up of vehicles through third-party vendor for terminations and LOAs as appropriate

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The associated timelines for the project assumes the following:

•	Timely notification of territory and district locations for vehicle placement

•	8-week standard timeline for ordering of new vehicles

•	Vehicles delivered upon first day of field deployment

3.7.2 Human Resources Management Services (Admin Support)

inVentiv will provide HR services for the project to support the recruiting and ongoing field management requirements. The HR activities will be managed by an HR Manager who will be responsible for the following:

•	Creation and distribution of offer letters, new hire checklist and return FedEx envelope to New Hire via FedEx

•	Distribution of emails from Sterling InfoSystems to complete required data for background screening and drug screen

•	Distribution of info regarding the New Hire Green Site to acknowledge reference documents, print new hire forms and send to HR

•	Receipt and tracking of signed offer letter and new hire forms

•	Tracking of background and drug screening results from Sterling (follow-up may be required)

•	Conduct new hire orientation Webex on first day of employment or live at training

•	Notification to Client of background issues

•	Works with NBD/Project Lead for instances of PIP letters, investigations of compliance and other issues

•	Coordination with Leave Administration on all state and federal leaves of absences

•	Delivery of termination notices, participation in personnel calls regarding downsizing and conversions

The timelines for the project assumes the following:

•	Timely completion of Sterling background link from new hires

•	Information regarding vacation, bonus, expectations are available for inclusion in the offer letters

3.7.3 Field Operations Management

    The Operations Manager will be assigned and work with the Project Manager during the implementation period. Post-deployment, the Operations Manager will assume the day-to-day management of the project and will be responsible for the following:

•	Management of inVentiv proprietary back-end system to interact with HR PeopleSoft for employee information and roster management

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•	Population of territory information in back-end system, and coordination of rep to territory connections

•
Work with third-party vendor for sourcing of meeting and training locations, if applicable. Provide support and coordination of travel and meeting planning services, either with Client vendor or as a stand-alone offering. On-site meeting support available as needed

•	Timely notification of new hires, terminations, LOAs and address changes through launch and post-deployment to Client, vendors and internal team

•	Responsible for monitoring project parameters and managing payout of incentive compensation within project guidelines

•	Coordination of inVentiv operational department expectations, services and communications to field post-deployment

•	Review of monthly invoicing and budgets for adherence to project P&L

The associated timelines for the project assumes the following:

•	Timely receipt of territory names and numbers for inclusion in back-end system

•	On-going notification of new hire information

•	Participation in appropriate Client calls regarding launch meeting needs and training logistics

•	Live training conducted at client facility or other location

•	Coordination with Project Manager throughout implementation for transition timing of daily operational tasks

3.8	Travel & Expense Management (Concur Solution)
inVentiv leverages the industry standard T&E system, Concur, for capturing of all expense management for reimbursement for and HCP data capture for inVentiv Employees for the Project. The Expense Management Solution will assume the following:

•	Completion of Project Parameters and Expense Types worksheets for project set-up based on client spend limits and business rules (Business Rules to be Approved by client as part of project setup).

•	Information on areas such as Amex cards, mileage rates, report approvers, etc. are communicated and decided on at onset of implementation based on Client business rules
•    Standard Concur expense fields and set-up are used for project

•	DME (Direct Marketing Expense) Data Extract for client tracking and reporting for Federal Sunshine and State requirements (per client requirements as documented in the Data Requirements Document)

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•    Full-cycle testing of the DME File Delivery Process

•	Coordination of Learning Management System (LMS) project set-up and communication of system access and viewing of Concur module to new hires/end users
•    Inclusion of Expense Management in Technology Training sessions (Manager/Rep)
•    Tracking of completed Concur module review in LMS per user
inVentiv will work closely with client in the Data Requirements process to confirm the file format, data elements, and file delivery process and frequency to meet Client specifications for Transparency Reporting and Client System Integration.

3.9 Field Support Services (Help Desk & Asset Management)

Help Desk:

The inVentiv Field Service Desk supports inVentiv Systems and Operational processes, to ensure field user readiness and performance.

•	Field Support Service Desk hours are Monday through Friday, 8am-10pm, Eastern Time

•	Standard inVentiv metrics and KPIs for call and ticket resolution

•	Field Support can be reached via telephone or via email

•	Knowledge Base will be supplied for Service desk based on client business rules and system configuration

•	Standard Monthly reporting will be provided along with Post-Rollout daily monitoring reporting for 2 weeks following each field deployment

Asset Management:

inVentiv will provide full asset management services ranging from hardware procurement to configuration and deployment and includes tracking IT assets throughout the life of the project. inVentiv maintains a suite of standard Windows images and custom images available as needed. Client hardware is asset tagged, scanned and secured in a locked area with restricted access for designated IT personnel.
Our standard hardware platform includes:

•	Field Laptop with carrying case

•	Apple iPad with folio cover and stylus

•	Printer

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Users are given inVentiv-hosted email boxes with the option to configure with client-like domains/addresses to give the look and feel of a Client employee.

inVentiv shall use commercially reasonable efforts to ship Repairs/replacements of broken, stolen or lost hardware one business day after receiving notification of such breakage, theft or loss.

Passcode-protected iPads are deployed using our Mobile Device Management software with remote-wipe capabilities for added security. App packaging and deployment capabilities are available. For clients opting for iPads with data plans, we can activate with one of the major carriers prior to shipment and then maintain that data plan throughout the life of the contract.

3.10    Sales Training Services

inVentiv will provide training services for the inVentiv Sales Representatives including the development of a comprehensive training program and certification of all inVentiv field employees for the client project across the following areas and sources:

o	Scientific Materials and Product Training (client provided content)

o	RX Advantage Selling Skills (inVentiv provided content)

o	Compliance Training (inVentiv provided content)

o	Sales Management Training (inVentiv provided content)

o	Technology & Operational Training (inVentiv Health provided content)

inVentiv will leverage an internal Learning Management System (LMS) to consolidate all training curriculum and training records and allow tracking and reporting of certification internally and to client.

3.11     Quality Management and Assurance

Quality Management System (QMS):

All Client implementations are managed via an approved set of Standard Operating Procedures (SOPs) which are part of inVentiv Health’s Quality Management System (QMS) under the Director of Quality Assurance. Key processes such as Change Control, CRM Implementations of Third Party Applications and Training are required training for Sales Operations personnel. Other SOPs such as Security and Access Control, System Development Life Cycle, Asset Provisioning and CRM End-User Training are additional required training for implementation teams delivered and tracked within inVentiv’s Learning Management System.

System Validation:

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Formal System Validation is conducted by professional validation resources following inVentiv Health’s System Validation SOP. The work is driven by the approved Business Requirements Document (BRD), and includes a Validation Plan, Operational Qualification, Performance Qualification, Test Evidence (typically screen shots), Deviation Reports, Traceability Matrix and a Validation Summary Report.
3.12    Compliance Services

Pre-Launch Activities:

•	Initial interaction and fact finding with clients

•	Development and consultation in regards to the implementation of client specific business rules

•	Creation of all training materials, (home study on Learning Management System) and live training modules

•	Work with and post specific policies required by the client, help develop SOP’s if required

Launch Activities:

•	Loading and testing of all on-line training to be conducted during home study, as well as assessments to test knowledge and competency. All tracking and reporting of results from the training.

•	Live training to be conducted at launch meetings, POA’s at client site’s or in-house

Ongoing Activities:

•	Training for all new hires/backfill for replacement personnel or expansions at client site’s or in-house

•	Continual monitoring and updating if guidelines, laws, state requirements, or client business rules change during the course of the year

•	Corporate Integrity Agreement (CIA) obligations, additional training requirements, debarment of personnel, and annual certification of personnel and reporting to the client

•	Updates and assistance in supplying the necessary oversight and training at POA meetings during the year

•	Compliance/Representative ride-along program to monitor the field personnel in regards to their compliance requirements as agreed to by the client (Optional)

Enforcement and Monitoring:

•	inVentiv adheres to an “Open Door Policy” and encourages employees to discuss issues and or concerns of misconduct with their manager or other senior personnel, Human

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Resources, or a member of the Compliance team

•	inVentiv also encourages and supports an 24 hour anonymous hotline 7 days a week if the person making the report requires or wishes to remain anonymous

•	inVentiv has an Investigation Policy in place so as to insure continuity in enforcement, and transparency with our personnel and clients so proper adjudication is achieved

4.0 Change Control Process

Throughout the development of a business solution, additional knowledge is gained and situations and underlying assumptions change. A key component of the project management process is to identify the changes and make informed decisions, especially with regard to functionality, schedule and cost.

The change control process enables inVentiv and its customer to maintain a shared vision for the project. The objectives of change control are to:

•	Assess the impact of scope changes on project schedules, resources and pricing

•	Provide a formal vehicle for approval to proceed with any changes to this Statement of Work

•	Provide a project audit record of all material changes to the original Statement of Work
If requirements arise that are outside the scope of this proposal, a Change of Scope document will be submitted for client approval following the below process:

1.	Client requests additional requirements for new functionality or deliverables outside the scope of work identified.

2.	inVentiv reviews change, meets with client and internal team members to understand and scope client expectations regarding business need, timelines, and other deliverable expectations.

3.	inVentiv provides Change of Scope document which outlines work effort, timeline and pricing impacts of the change. Pricing will be determined based on standard rates provided below.

4.	Client accepts proposal and signs Change of Scope document which authorizes work to begin on the change request.

Standard Pricing Table:

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Role	Price/HR
Software Development	[†]
Data Management	[†]
Alignment/Call Planning	[†]
Incentive Comp Modeling/Design	[†]
Testing	[†]
Project Management	[†]
Analytics & Reporting	[†]
IC Administration	[†]
Training (Content/Delivery)	[†]
Hardware/Help Desk	[†]

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EXHIBIT C
COMPENSATION - FIXED FEES, VARIABLE FEES AND PASS-THROUGH COSTS

I.    FIXED FEES
(a)    Implementation Fee
Client shall pay inVentiv $307,922 for implementation fee associated with performance of the Services.

(b)    Fixed Monthly Fee
Commencing on the date of hire of the first Project Team member Client shall pay inVentiv a Fixed Monthly Fee as follows:

Period	Fixed Monthly Fee
Year One	[†]
Year Two	[†]

For clarity, the Implementation Fee and Fixed Monthly Fee shall be the total compensation paid by Client to inVentiv for performing the Services. Unless expressly set forth herein, including in Section II of this Exhibit C, inVentiv shall be responsible for any costs associated with performing the Services.

(c)    Salary Reconciliation

The parties agree that the Fixed Monthly Fees set forth in Section I (b), above, are based on the annual salary per inVentiv Sales Representative of $[†] in Year One and $[†] in Year Two (the “Annual Salary”). When calculated on a quarterly basis such salary shall be $[†] in Year One and $[†] for Year Two (the “Quarterly Salary”). inVentiv will reconcile such salaries (excluding incentive compensation) on a calendar quarter basis as follows: for each inVentiv Sales Representative, the applicable Quarterly Salary shall be multiplied by the ratio of (A) the aggregate actual days worked (as determined in accordance with inVentiv human resources policies then in effect) by such inVentiv Sales Representative in such calendar quarter to (B) the total working days in such calendar quarter (as determined in accordance with inVentiv human resources policies then in effect) (each a “Calculated Quarterly Salary”). The Parties agree that the Quarterly Salary does not include bonuses for the inVentiv Sales Representatives (or the applicable employer portion of taxes) for such calendar quarter. If such reconciliation shows that the inVentiv’s Calculated Quarterly Salary is below the Quarterly Salary for such Sales Representative, then inVentiv shall issue a credit (or, in the case of the final quarter of the Term,

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a payment) for the entire amount of such difference to Client within thirty (30) days of the close of such calendar quarter. If such reconciliation shows that inVentiv’s Calculated Quarterly Salary is above the Quarterly Salary for such Sales Representative, then inVentiv shall bill the difference to Client. For clarity, any credits arising from a vacancy (whether such vacancy occurs before or after the Deployment Date) or for any Block Conversion will be calculated in accordance with Section I(d) below.

(d)    Vacancy Credit; Block Conversion Credit

inVentiv agrees to fill vacant territories as requested by Client.  inVentiv will continue to invoice Client the amounts set forth above as Fixed Monthly Fee during any such vacancy period.  inVentiv will provide a monthly credit to Client, prorated for the number of business days per month that a territory is vacant, for each vacant territory that is vacant for a period of time that exceeds one (1) month, until such territory is filled, as set forth in the table below.

In addition, if Client exercises its rights to a Block Conversion in accordance with Section 5(b) of the Project Agreement, inVentiv will provide a monthly credit to Client for such Sales Representative(s) for the remainder of the Term, prorated for the month in which such Conversion takes place for the number of business days per month that such position has been Converted, as set forth in the table below.

	Year One	Year Two
Monthly Vacancy or Block Conversion Credit	[†]	[†]
II.    PASS-THROUGH COSTS
In addition to the Fixed Fees and subject to the terms and conditions of the MSA and PA, including the remainder of this Section II, certain expenses will be charged to Client on a pass-through basis. These expenses will be billed to Client at actual cost. The categories of permissible pass-through costs are as follows:

-	Bonuses for the inVentiv Sales Representatives (plus applicable employer portion of taxes)
-     Project Team member travel expenses (e.g. transportation, lodging, meals, etc.)
-     Costs for all meetings, including but not limited to POA Meetings
-     Marketing and entertainment costs
-     Sales TRx data and any third party data acquisition expenses
−    Interview expenses
−    Travel expenses for inVentiv recruiters
−    Licensing and credentialing expenses
−    Other expenses which have been approved by Client.

All meetings for which inVentiv may seek reimbursement shall be held only at Client’s

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request, and all marketing costs are to be agreed-upon by the Parties. Any travel and entertainment expenses shall be subject to inVentiv’s travel and entertainment policies and procedures. Without the prior written approval of Client, Client shall not be responsible for reimbursement for any travel or entertainment expenses in excess of or in violation of any applicable inVentiv travel and entertainment policies and procedures reviewed and approved by Client.

III.    INVOICES; BILLING TERMS

The Implementation Fee shall be paid in full on or before June 30, 2014. Up to but not exceeding one (1) month of Fixed Monthly Fee shall be invoiced to Client by inVentiv upon the Deployment Date, provided, however, that inVentiv shall, unless such amount has been credited to Client against subsequent Fixed Monthly Fees owed to Client, repay to Client any such amount paid to inVentiv by Client upon the termination or expiration of this Agreement. Commencing in the month of the Deployment Date, Client will be billed monthly on the first day of the month the amount stated above as the Fixed Monthly Fee. For purposes of clarity, the intent is that inVentiv should receive payment of the Fixed Monthly Fee on the first day of the month for which the payment applies (e.g., payment received June 1 for June activities), and in no event shall Client be charged a Fixed Monthly Fee more than once for a given month. Pass-through Costs will be billed to Client at actual cost as incurred by inVentiv.
Except as set forth in the preceding paragraph, payments are due within thirty (30) days of Client’s receipt of each applicable invoice from inVentiv. If an invoice is not paid within thirty (30) days of Client’s receipt, inVentiv reserves the right to impose a finance charge of the lesser of 1.0% (calculated on a monthly basis) or the maximum amount permitted by law of all amounts due.

IV.    RECORDS AND AUDITS

During the Term and for a period of three (3) years thereafter, inVentiv shall keep and maintain complete and accurate records regarding matters relevant to payment of fees or other compensation under this Project Agreement (including records of the number of days worked by inVentiv Sales Representatives, pass-through costs, bonus compensation or incentive compensation). Upon Client’s request and at Client’s expense, inVentiv shall permit an independent certified public accounting firm selected by Client and reasonably acceptable to inVentiv to have access during normal business hours to inVentiv’s records as necessary to determine the correctness and completeness of such records and the amounts paid in accordance with such records. Such audit shall not take place more than twice a year. If such audit concludes that additional payments were owed or that excess payments were made during such period, the owing Party shall pay the additional payments or the receiving Party shall reimburse such excess payments, within sixty (60) days after the date on which such accounting firm’s written report is delivered to the Parties. Each Party shall cooperate with such accounting firm’s investigation, and the results of any investigation under this Section IV shall be made available to both Parties and be deemed the confidential information of both Parties, with both Parties the Disclosing Party and Receiving Party with respect thereto. Notwithstanding the foregoing, if any

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such audit discloses a variance to the detriment of Client of more than [†] percent ([†]%) from the amount of the original payment calculation, inVentiv shall bear the reasonable and documented cost of such audit.

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